Exhibit 99.1

Envoy Medical Secures Lending Facility of $10M

Glen Taylor, Committed Investor and Believer in Envoy Medical’s Mission to Help People with Significant Hearing Loss, Provides Significant Additional Funding as the Company Eyes Important Milestones and Seeks to Grow Hearing Implant Market with Breakthrough Device

WHITE BEAR LAKE, Minnesota, August 28, 2024 (GLOBE NEWSWIRE) -- Envoy Medical®, Inc. (“Envoy Medical”) (NASDAQ: “COCH”), a revolutionary hearing health company focused on fully implanted hearing devices, today announces entry into an additional lending facility with long-time investor, majority shareholder, and billionaire entrepreneur Glen Taylor. The financing allows the Company to draw up to $10 million, of which the Company drew $5 million on the facility at its origination.

“We believe that Envoy Medical is on the cusp of something great that will forever change the hearing implant landscape,” said Envoy Medical CEO Brent Lucas. “This new funding from Glen Taylor allows us to remain focused on building and growing the business without losing momentum. Mr. Taylor’s support gives us the flexibility and security to reach our next milestones securely and intelligently.”

The $10 million lending facility has a five-year term, is unsecured, does not have a conversion feature, and defers interest for the first two years. Funds will be available as needed and bear interest at 8% over the term of the loan. Please see the Current Report on Form 8-K filed by Envoy Medical today for additional discussion of terms and conditions of the investment.

The Company has previously stated that it intends to seek an Investigational Device Exemption (IDE) to start a Pivotal Study of its fully implanted Acclaim® cochlear implant in the coming months. Should the IDE be granted in a timely manner, first enrollments could be expected by the end of calendar year 2024 or the first part of 2025.

“We know people both inside and outside of the hearing implant industry are excited for us to move forward with the fully implanted Acclaim® cochlear implant,” continued Lucas. “As we progress, our hope is that we can make the decades old dream of a fully implanted cochlear implant a reality. If we are successful, we anticipate substantial value from realizing that dream for millions of people with severe-to-profound levels of hearing loss.”

In addition to its investigational, fully implanted Acclaim® cochlear implant, which previously received Breakthrough Designation from the FDA, Envoy Medical also has the only FDA-approved fully implanted active middle ear implant, the Esteem® device.

Concurrently, the Company has worked closely with members of Congress to introduce bills in both the House of Representatives and the Senate to properly re-classify fully implanted active middle ear implants. Should these bills pass and become law, it would provide greater patient access to important hearing implant technologies and encourage more innovation and competition within the hearing implant category.

The investigational fully implanted Acclaim® cochlear implant is expected to have reimbursement once it becomes available, as it is a cochlear implant, and cochlear implants are classified as coverable benefits.

About the Fully Implanted Acclaim® Cochlear Implant

We believe the fully implanted Acclaim Cochlear Implant (“Acclaim CI”) will be a first-of-its-kind fully implanted cochlear implant. Envoy Medical’s fully implanted technology includes a sensor designed to leverage the natural anatomy of the ear instead of a microphone to capture sound.

The Acclaim CI is designed to address severe to profound sensorineural hearing loss that is not adequately addressed by hearing aids. The Acclaim CI is expected to be indicated for adults who have been deemed adequate candidates by a qualified physician.

The Acclaim Cochlear Implant received the Breakthrough Device Designation from the U.S. Food and Drug Administration (FDA) in 2019. We believe the Acclaim CI was the first hearing-focused device to receive Breakthrough Device Designation.

CAUTION The fully implanted Acclaim Cochlear Implant is an investigational device. Limited by Federal (or United States) law to investigational use.

About the Esteem® Fully Implanted Active Middle Ear Implant (FI-AMEI)

The Esteem fully implanted active middle ear implant (FI-AMEI) is the only FDA-approved, fully implanted* hearing device for adults diagnosed with moderate to severe sensorineural hearing loss allowing for 24/7 hearing capability using the ear’s natural anatomy. The Esteem FI-AMEI hearing implant is invisible and requires no externally worn components and nothing is placed in the ear canal for it to function. Unlike hearing aids, you never put it on or take it off. You can’t lose it. You don’t clean it. The Esteem FI-AMEI hearing implant offers true 24/7 hearing.

*Once activated, the external Esteem FI-AMEI Personal Programmer is not required for daily use.

Important safety information for the Esteem FI-AMEI can be found at: https://www.envoymedical.com/safety-information.

Additional Information and Where to Find It

Copies of the documents filed by Envoy Medical with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-Looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Such statements may include, but are not limited to, statements regarding the expectations of Envoy Medical concerning the outlook for its business, productivity, plans and goals for future operational improvements and capital investments, the availability and benefits of future funding, the Acclaim CI being the first to market fully implanted cochlear implant, the performance of the Acclaim CI and availability of insurance reimbursement of the Acclaim CI, the timing of Envoy Medical’s IDE submission, the approval of the IDE submission, and the beginning of its clinical trial, the effect of such clinical trial on the development of Envoy Medical’s business, the impact of proposed legislation on the hearing health market, reimbursement for the Esteem FI-AMEI device, and the Envoy Medical business, and future market conditions or economic performance, as well as any information concerning possible or assumed future operations of Envoy Medical. The forward-looking statements contained in this press release reflect Envoy Medical’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. Envoy Medical does not guarantee that the transactions and events described will happen as described (or that they will happen at all). These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to changes in the market price of shares of Envoy Medical’s Class A Common Stock; changes in or removal of Envoy Medical’s shares inclusion in any index; Envoy Medical’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; unpredictability in the medical device industry, the regulatory process to approve medical devices, and the clinical development process of Envoy Medical products; competition in the medical device industry, and the failure to introduce new products and services in a timely manner or at competitive prices to compete successfully against competitors; disruptions in relationships with Envoy Medical’s suppliers, or disruptions in Envoy Medical’s own production capabilities for some of the key components and materials of its products; changes in the need for capital and the availability of financing and capital to fund these needs; changes in interest rates or rates of inflation; legal, regulatory and other proceedings could be costly and time-consuming to defend; changes in applicable laws or regulations, or the application thereof on Envoy Medical; a loss of any of Envoy Medical’s key intellectual property rights or failure to adequately protect intellectual property rights; the effects of catastrophic events, including war, terrorism and other international conflicts; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in the Annual Report on Form 10-K filed by Envoy Medical on April 1, 2024, and in other reports Envoy Medical files, with the SEC. If any of these risks materialize or Envoy Medical’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While forward-looking statements reflect Envoy Medical’s good faith beliefs, they are not guarantees of future performance. Envoy Medical disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Envoy Medical.

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Investor Contact:

CORE IR
516-222-2560
investorrelations@envoymedical.com